UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
EpiCept Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EPICEPT CORPORATION
270 Sylvan Avenue
Englewood Cliffs, New Jersey 07632

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 26, 2006

          May 1, 2006
Dear Stockholder,
     You are invited to attend the 2006 Annual Meeting to be held at 11:00 a.m. on Friday, May 26, 2006, at the offices of Weil, Gotshal & Manges, LLP in New York, New York.
     The Annual Meeting will include a report on our business operations, discussion and voting on the matters set forth in the accompanying notice of Annual Meeting and proxy statement, and discussion and voting on any other business matters properly brought before the meeting.
     Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly voting and submitting your proxy by Internet or by completing, signing, dating and returning your proxy form in the enclosed envelope.

Cordially,
/s/ JOHN V. TALLEY
John V. Talley
President & Chief Executive Officer

[This page intentionally left blank]

EPICEPT CORPORATION
270 Sylvan Avenue
Englewood Cliffs, New Jersey 07632
NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders:
     NOTICE IS HEREBY GIVEN that EpiCept Corporation’s (“EpiCept” or the “Company”) 2006 Annual Meeting of Stockholders will be held at the offices of Weil, Gotshal & Manges LLP, at 767 Fifth Avenue, New York, New York 10153, on Friday, May 26, 2006, at 11:00 a.m., New York time, for the following purposes, all as more fully described in the attached Proxy Statement:
(a)	the election of three directors to serve for the ensuing three years until their respective successors are elected and qualified;

(b)	the ratification of the selection by the Audit Committee of the Company’s Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm for the year ending December 31, 2006; and

(c)	such other business as may properly come before the Annual Meeting or any adjournment thereof.
     A copy of the Company’s Annual Report for the year ended December 31, 2005 is enclosed.
     You are requested to date, sign and return the accompanying form of proxy in the envelope enclosed for that purpose (to which no postage need be affixed if mailed in the United States) whether or not you expect to attend the meeting in person. The proxy is revocable by you at any time prior to its exercise and will not affect your right to vote in person in the event you attend the meeting or any adjournment thereof. The prompt return of the proxy will be of assistance in preparing for the meeting and your cooperation in this respect will be appreciated.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ ROBERT W. COOK
Robert W. Cook
Secretary

Englewood Cliffs, New Jersey
May 1, 2006

• = To be voted on at the meeting
Every stockholder’s vote is important. Please complete, sign, date and return your proxy form, or submit your proxy by Internet.

EPICEPT CORPORATION
270 Sylvan Avenue
Englewood Cliffs, New Jersey 07632
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 26, 2006
     This proxy statement and the accompanying proxy are being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use in voting at the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of Weil, Gotshal & Manges LLP and any adjournments thereof. Distribution to stockholders of this proxy statement and a proxy form is scheduled to begin on or about May 1, 2006 to each stockholder of record at the close of business on April 18, 2006 (the “Record Date”).
     Your vote is important. Whether or not you plan to attend the Annual Meeting, please take the time to vote your shares of common stock as soon as possible. You can ensure that your shares are voted at the meeting by submitting your proxy by Internet or by completing, signing, dating and returning the enclosed proxy card in the envelope provided. Submitting your proxy will not affect your right to attend the meeting and vote. A stockholder who gives a proxy may revoke it at any time before it is exercised by voting in person at the Annual Meeting, by delivering a subsequent proxy or by notifying the inspector of election in writing of such revocation.
INFORMATION ABOUT THE 2006 ANNUAL MEETING AND PROXY VOTING
What matters are to be voted on at the Annual Meeting?
EpiCept intends to present the following proposals for stockholder consideration and voting at the Annual Meeting:
(1)	the election of three directors to serve for the ensuing three years until their respective successors are elected and qualified; and

(2)	the ratification of the selection by the Audit Committee of the Company’s Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm for the year ending December 31, 2006;
What is the Board’s recommendation?
The Board of Directors recommends votes FOR items 1 and 2 on your proxy card.
Will any other matters be presented for a vote at the Annual Meeting?
The Board of Directors did not receive any notice prior to the deadline for submission of additional business that any other matters might be presented for a vote at the Annual Meeting. However, if another matter were to be properly presented, the proxies would use their own judgment in deciding whether to vote for or against it.
Who is entitled to vote?
All EpiCept stockholders of record at the close of business on the Record Date are entitled to vote at the Annual Meeting.
What shares will be entitled to vote at the Annual Meeting?
Our voting securities consist of our common stock, par value $0.0001, of which 24,525,026 shares were outstanding on the Record Date. Each share outstanding on the Record Date will be entitled to one vote.

If you are the beneficial owner, but not the record owner, of EpiCept’s common stock, you will receive instructions about voting from the bank, broker or other nominee that is the stockholder of record of your shares. Contact your bank, broker or other nominee directly if you have questions.
Who can attend the Annual Meeting?
Only EpiCept stockholders of record or their duly appointed proxies are entitled to attend the Annual Meeting. If you are an EpiCept stockholder of record and wish to attend the Annual Meeting, please so indicate on the proxy card or as prompted by the Internet voting system.
If a bank, broker or other nominee is the record owner of your shares, you will need to have proof that you are the beneficial owner to be admitted to the Annual Meeting. A recent statement or letter from your bank or broker confirming your ownership, or presentation of a valid proxy from a bank, broker or other nominee that is the record owner of your shares, would be acceptable proof of your beneficial ownership.
How do I vote my shares?
•	Stockholders of record may grant a proxy with respect to their shares by mail or on the Internet. Granting a proxy on the Internet will be available through 11:59 p.m. New York time on May 25, 2006.

•	Voting instructions for both mail and Internet appear on your proxy card. If you grant a proxy on the Internet, please have your proxy card available.

•	If you are a stockholder of record or a duly appointed proxy of a stockholder of record, you may attend the Annual Meeting and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, and you wish to attend the Annual Meeting to vote in person, you will have to contact your bank, broker or other nominee to obtain its proxy. Bring that document with you to the meeting.

•	Proxies submitted by mail or on the Internet will be voted in the manner you indicate by the individuals named on the proxy. If you do not specify how your shares are to be voted, the proxies will vote your shares FOR the election of directors who have been nominated by our Board and FOR the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the year ending December 31, 2006.
May I change or revoke my proxy after it is submitted?
Yes, you may change or revoke your proxy at any time before the Annual Meeting by:
•	returning a later-dated proxy card;

•	subsequently granting a proxy on the Internet;

•	attending the Annual Meeting and voting in person; or

•	sending your written notice of revocation to Robert W. Cook, our Secretary.
Your changed proxy or revocation must be received before the polls close for voting.
What is a “quorum?”
In order for business to be conducted at the Annual Meeting, a quorum must be present. A quorum will be present if stockholders of record holding a majority in voting power of the outstanding shares of our common stock entitled to vote at the Annual Meeting are present in person or are represented by proxies.

What vote is necessary to pass the items of business at the Annual Meeting?
The three nominees for director receiving a plurality of the votes cast by holders of common stock, at the Annual Meeting in person or by proxy, shall be elected to our Board.
Holders of our common stock will vote as a single class and will be entitled to one vote per share with respect to each matter to be presented at the Annual Meeting. The favorable vote of the holders of a majority of shares voted at the Annual Meeting, in person or by proxy, is required for approval of all such matters.
How are abstentions and broker non-votes counted?
Abstentions and broker non-votes will be counted to determine whether a quorum is present. However, if a stockholder abstains from voting as to a particular matter, those shares will not be counted as voting for or against that matter. If a broker or other record holder of shares returns a proxy card indicating that it does not have discretionary authority to vote as to a particular matter (“broker non-votes”), those shares will not be counted as voting for or against that matter. Accordingly, abstentions and broker non-votes will have no effect on the outcome of a vote.
Who is the inspector of election?
The Board has appointed Dov Elefant to act as Inspector of Election at the 2006 Annual Meeting.
What is the deadline for submission of stockholder proposals for the 2007 Annual Meeting?
Proposals that our stockholders may wish to include in our proxy statement and form of proxy for presentation at our 2007 annual meeting of stockholders must be received by or delivered to us at EpiCept Corporation, 270 Sylvan Avenue, Englewood Cliffs, New Jersey 07632, Attention: Robert W. Cook, Secretary, no later than January 26, 2007.
Any stockholder proposal must be in accordance with the rules and regulations of the Securities and Exchange Commission. In addition, with respect to proposals submitted by a stockholder other than for inclusion in our 2007 proxy statement, our by-laws and our rules and regulations have established advance notice procedures that stockholders must follow. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to our bylaws, the stockholder must give timely notice thereof in writing to EpiCept Corporation, 270 Sylvan Avenue, Englewood Cliffs, New Jersey 07632, Attention: Robert W. Cook, Secretary, and any such business other than the nominations must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered in writing to EpiCept Corporation, 270 Sylvan Avenue, Englewood Cliffs, New Jersey 07632, Attention: Robert W. Cook, Secretary, no later than the close of business on March 27, 2007, nor earlier than the close of business on February 23, 2007.
Where can I find the voting results of the Annual Meeting?
The preliminary voting results will be announced at the Annual Meeting. The final results will be published in our quarterly report on Form 10-Q for the quarter ending June 30, 2006.
May I request electronic delivery of my proxy statement and annual report?
This Proxy Statement and EpiCept’s Annual Report on Form 10-K may be viewed online at www.epicept.com. Should you choose to receive your proxy materials electronically, your choice will remain in effect until you notify EpiCept that you wish to resume mail delivery of these documents. To request electronic delivery, please contact our Investor Relations department using the information provided under “How do I communicate directly with EpiCept?” below.
If you hold your EpiCept stock through a bank, broker or other holder of record, refer to the information provided by that entity for instructions on how to elect this option.

How can I get a copy of EpiCept’s annual report on Form 10-K?
To obtain without charge a copy of EpiCept’s Annual Report on Form 10-K for the year ended December 31, 2005, address your request to Investor Relations, EpiCept Corporation, 270 Sylvan Avenue, Englewood Cliffs, New Jersey 07632. The annual report on Form 10-K also may be accessed at www.epicept.com and at the website of the Securities and Exchange Commission at www.sec.gov.
INFORMATION ABOUT COMMUNICATIONS WITH EPICEPT AND OUR BOARD OF DIRECTORS
How may I communicate directly with the Board of Directors?
The Board provides a process for stockholders to send communications to the Board. You may communicate with the Board, individually or as a group, as follows:
By Mail
The Board of Directors
EpiCept Corporation
Attn: Robert W. Cook, Secretary
270 Sylvan Avenue
Englewood Cliffs, N.J. 07632
By Phone
1-201-894-8980
You should identify your communication as being from an EpiCept stockholder. The Secretary may require reasonable evidence that your communication or other submission is made by an EpiCept stockholder before transmitting your communication to the Board.
How may I communicate directly with the Non-Employee Directors?
You may communicate with the non-employee directors of the Board, individually or as a group, by any of the means set forth above or by writing to:
Non-Employee Directors of the Board of Directors
EpiCept Corporation
c/o Robert W. Cook, Secretary
270 Sylvan Avenue
Englewood Cliffs, N.J. 07632
How do I communicate directly with EpiCept?
You may communicate with EpiCept by writing to:
EpiCept Corporation
c/o Robert W. Cook, Secretary or c/o Investor Relations
270 Sylvan Avenue
Englewood Cliffs, New Jersey 07632

PROPOSAL ONE:
ELECTION OF DIRECTORS
     At the Annual Meeting, three directors are to be elected to hold office until the 2009 Annual Meeting and until their successors have been elected and have qualified. The three nominees for election at the Annual Meeting are listed below with brief biographies. They are all currently EpiCept directors. The Board has determined that Guy C. Jackson and Wayne P. Yetter are independent directors under the rules and regulations of the Nasdaq National Market (“Nasdaq”) and the Securities and Exchange Commission (“SEC”), which are discussed below under “Information Concerning the Board of Directors, Board Committees and Corporate Governance.”
     All of the nominees named below have been nominated by our Board to be elected by holders of our common stock. We are not aware of any reason why any nominee would be unable to serve as a director. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of any other person that our Board may nominate.
THE BOARD OF DIRECTORS RECOMMENDS THAT HOLDERS OF
OUR COMMON STOCK VOTE FOR THE ELECTION OF GERT CASPRITZ, GUY C.
JACKSON AND WAYNE P. YETTER.
     Gert Caspritz, Ph.D., age 57, has been a member of EpiCept’s Board since 1999 and served as EpiCept’s Chairman from July 2002 until December 2004. Dr. Caspritz joined TVM Capital or “TVM,” in 1999 as an Investment Manager in the healthcare and life sciences group and has been a General Partner since 2000. Prior to that, Dr. Caspritz held various positions with Hoechst AG. Most recently he was Vice President, New Technologies Licensing at Hoechst Marion Roussel (“HMR”), the pharmaceutical subsidiary of Hoechst, where he had primary global responsibility for identifying business opportunities in the areas of biotechnology, enabling technologies and early-stage products in both the biotech industry and academia. Additionally, he supervised HMR’s various venture capital investments and was a member of their strategy teams for oncology and bone diseases and the oncology opportunity review team. Dr. Caspritz was previously Assistant to the Head of Hoechst’s worldwide pharmaceutical research and established or led a number of immuno and neuropharmacology laboratories as well as a drug discovery group. Dr. Caspritz received degrees in Biology and Microbiology from the University of Mainz, Germany where he wrote his doctoral thesis. Dr. Caspritz serves on the board of directors of Altor, Coley Pharmaceuticals, Enanta Pharmaceuticals, Transave and Transmolecular.
     Guy C. Jackson, age 64, has been a member of EpiCept’s Board since December 2004. In June 2003, Mr. Jackson retired from the Minneapolis office of the accounting firm of Ernst & Young LLP after 35 years with the firm and one of its predecessors, Arthur Young & Company. During his career, he served as audit partner for numerous public companies in Ernst & Young’s New York and Minneapolis offices. Mr. Jackson also serves as a director and member of the audit committee of Cyberonics, Inc. and Urologix, Inc., both medical device companies, Digi International Inc., a technology company, and Life Time Fitness, Inc., an operator of fitness centers. Mr. Jackson received a B.S. in Business Administration from Penn State and a M.B.A. from the Harvard Business School.
     Wayne P. Yetter, age 60, has served as a member of EpiCept’s Board since January 2006, and prior thereto served as a member of the board of directors of Maxim Pharmaceuticals Inc. (“Maxim”). Mr. Yetter has been the Chief Executive Officer of Verispan LLC (healthcare information services) since September 2005. From 2003 to 2005 he was the founder of BioPharm Advisory LLC and served on the Advisory Board of Alterity Partners (mergers and acquisition advisory firm) which is now part of FTN Midwest Securities. Also, from November 2004 to September 2005, Mr. Yetter served as the interim Chief Executive Officer of Odyssey Pharmaceuticals, Inc., the specialty pharmaceutical division of Pliva d.d. From September 2000 to June 2003, Mr. Yetter served as Chairman and Chief Executive Officer of Synavant Inc. (pharmaceutical marketing/technology services). From 1999 to 2000, he served as Chief Operating Officer at IMS Health, Inc. (healthcare information services). He also served as

President and Chief Executive Officer of Novartis Pharmaceuticals Corporation, the U.S. Division of the global pharmaceutical company Novartis Pharma AG, and as President and Chief Executive Officer of Astra Merck. Mr. Yetter began his career with Pfizer and later joined Merck & Co., holding a variety of marketing and management positions including Vice President, Marketing Operations, responsible for global marketing functions and Vice President, Far East and Pacific. Mr. Yetter serves on the board of directors of Matria Healthcare (disease management) and Noven Pharmaceuticals (drug delivery).

INFORMATION CONCERNING THE BOARD OF DIRECTORS,
BOARD COMMITTEES AND CORPORATE GOVERNANCE
Board Composition
     Our Board is divided into three classes, with each director serving a three-year term and one class being elected at each year’s annual meeting of stockholders. A majority of the members of our Board will be “independent” of EpiCept and its management. Directors Jackson, Caspritz and Yetter are in the class of directors whose initial term expires at the Annual Meeting and are the subject of Proposal One. Directors Waldheim and Bedard are in the class of directors whose initial term expires at the 2007 annual meeting of the stockholders. Directors Talley and Savage are in the class of directors whose initial term expires at the 2008 annual meeting of stockholders. This classification of our Board makes it more difficult for a third party to acquire control of our company. Our Board met 12 times in 2005.
Committees of the Board
     Our Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The charters for each of our standing committees can be found on our website at http://epct.client.shareholder.com/governance.cfm.
     Audit Committee. EpiCept’s Audit Committee is responsible for preparing such reports, statements or charters as may be required by the Nasdaq National Market or federal securities laws, as well as, among other things:
•	overseeing and monitoring the integrity of its financial statements, its compliance with legal and regulatory requirements as they relate to financial statements or accounting matters and its internal accounting and financial controls;

•	preparing the report that SEC rules require be included in its annual proxy statement;

•	overseeing and monitoring its independent registered public accounting firm’s qualifications, independence and performance;

•	providing the Board with the results of its monitoring and recommendations; and

•	providing to the Board additional information and materials as it deems necessary to make the Board aware of significant financial matters that require the attention of the Board.
     Messrs. Jackson, Savage and Waldheim, each of whom is a non-employee member of the Board, are currently members of the Audit Committee. Mr. Jackson currently serves as Chairman of the Audit Committee and will continue to do so if re-elected to the Board. Mr. Jackson also qualifies as an “audit committee financial expert,” as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002. The Board has determined that each member of EpiCept’s Audit Committee meets the current independence and financial literacy requirements under the Sarbanes-Oxley Act, the Nasdaq National Market and SEC rules and regulations. We intend to comply with future requirements to the extent they become applicable to EpiCept. Our Audit Committee met 4 times in 2005. The charter of the Audit Committee is attached as Appendix A to this proxy statement.
     Compensation Committee. EpiCept’s Compensation Committee is responsible for, among other things:
•	reviewing and approving for the chief executive officer and other executive officers (a) the annual base salary, (b) the annual incentive bonus, including the specific goals and amount, (c) equity compensation, (d) employment agreements, severance arrangements and change in control arrangements, and (e) any other benefits, compensations, compensation policies or arrangements;

•	reviewing and making recommendations to the Board regarding the compensation policy for such other officers as directed by the Board;

•	preparing a report to be included in the annual proxy statement that describes: (a) the criteria on which compensation paid to the chief executive officer for the last completed fiscal year is based; (b) the relationship of such compensation to our performance; and (c) the committee’s executive compensation policies applicable to executive officers; and

•	acting as administrator of EpiCept’s current benefit plans and making recommendations to the Board with respect to amendments to the plans, changes in the number of shares reserved for issuance thereunder and regarding other benefit plans proposed for adoption.
     Messrs. Savage, Bedard and Jackson, each of whom is a non-employee member of the Board, are currently members of the Compensation Committee. Mr. Savage serves as Chairman of EpiCept’s Compensation Committee. Each member of EpiCept’s Compensation Committee is an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986 and a “non-employee” director within the meaning of Rule 16b-3 of the rules promulgated under the Securities Exchange Act of 1934 and the rules of the Nasdaq National Market. Our Compensation Committee met 3 times in 2005. The charter of the Compensation Committee is attached as Appendix B to this proxy statement.
     Nominating and Corporate Governance Committee. EpiCept’s Nominating and Corporate Governance Committee is responsible for, among other things:
•	reviewing Board structure, composition and practices, and making recommendations on these matters to the Board;

•	reviewing, soliciting and making recommendations to the Board and stockholders with respect to candidates for election to the Board;

•	overseeing compliance by the chief executive officer and senior financial officers with the Code of Ethics for the Chief Executive Officer and Senior Financial Officers; and

•	overseeing compliance by employees with the Code of Business Conduct and Ethics.
     Messrs. Savage, Waldheim and Yetter, each of whom is a non-employee member of the Board and independent in accordance with the applicable rules of the Sarbanes-Oxley Act of 2002 and the Nasdaq National Market, are currently members of the Nominating and Corporate Governance Committee. Mr. Savage serves as Chairman of the Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee met 3 times in 2005. The charter of the Nominating and Corporate Governance Committee is attached as Appendix C to this proxy statement.
     The information contained in this proxy statement with respect to the charters of each of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee and the independence of the non-management members of the Board of Directors shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall the information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference in a filing.
     For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to our bylaws, the stockholder must have given timely notice thereof in writing to Robert W. Cook, Secretary, EpiCept Corporation, 270 Sylvan Avenue, Englewood Cliffs, New Jersey 07632 and any such business other than the nominations must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to Robert W. Cook, Secretary, EpiCept Corporation, 270 Sylvan Avenue, Englewood Cliffs, New Jersey 07632 no later than the close of business on March 27, 2007, nor earlier than the close of business on February 23, 2007. Such proposals must comply with all notice and content requirements set forth in our bylaws and must be in accordance with the rules and regulations of the Securities and Exchange Commission.
Code of Ethics
     We have adopted a Supplemental Code of Ethics for the CEO and Senior Officers (“Supplemental Code of Ethics”) that is applicable to our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and other senior officers. A copy of the Supplemental Code of Ethics may be obtained on our website at http://www.epicept.com. We intend to post on our website any amendments to, or waiver from, our Supplemental Code of Ethics for the benefit of our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing a similar function, and other named executive officers. Furthermore, our Supplemental Code of Ethics is attached to this proxy statement as Appendix D.
Director Compensation
     Prior to January 4, 2006, we reimbursed our non-employee directors for their expenses incurred in connection with attending Board and committee meetings. In addition, each non-employee director received $2,500 for their attendance at each Board or committee meeting and $250 for their participation in a telephonic Board or committee meeting.
     We had in the past granted non-employee directors options to purchase EpiCept’s common stock pursuant to the terms of its 1995 Stock Option Plan. Our Board continues to have the discretion to grant options to new and continuing non-employee directors. In August 2005, our stockholders approved the 2005 Equity Incentive Plan, the terms of which also include the grant of stock options to directors who are not officers or employees of EpiCept.
     As of January 4, 2006, we reimburse our non-employee directors for their expenses incurred in connection with attending Board and committee meetings. Each director receives an annual retainer of $25,000 and the Chairman of the Board receives $50,000. In addition, each non-employee director receives $1,500 for their attendance at each board meeting and $750 for their participation in a telephonic Board meeting. Annually, the Audit Committee chairperson receives a retainer of $8,000 and each other committee chair receives a retainer of $4,000. In addition, each non-employee director receives $750 for their attendance at each committee meeting and $500 for their participation in a telephonic committee meeting. Upon joining the Board, each director received options to purchase 35,000 shares of our common stock and the Chairman of the Board received options to purchase 100,000 shares of our common stock each vesting over three years. Annually thereafter, each of the director and the Chairman of the Board will receive options to purchase 10,000 shares of our common stock and 25,000 shares our common stock, respectively, vesting over two years.
     The following table summarizes cash compensation paid to our directors for the years ended December 31, 2005, 2004 and 2003. Unless noted in the footnotes to this table, our directors received no stock or option grants during this period.

	2005	2004	2003
Robert G. Savage	$14,250	$2,500	$—
Ernst-Gunter Afting, M.D., Ph.D.(1)	11,750	9,000	11,000
Gert Caspritz, Ph.D (2)	—	—	—
Mark Docherty (3)	12,000	9,250	5,500
Guy C. Jackson	13,750	2,500	—
Thorlef Spickschen, Ph.D.(4)	9,500	9,250	11,000
Gerhard Waldheim	6,750	—	—
Erik Hornnaess (5)	—	9,250	4,500
Reiner Ponschab, Ph.D. (6)	5,500	8,750	11,000
John Bedard(7)	—	—	—
Wayne P. Yetter(8)	—	—	—
(footnotes on next page)

(1)	Professor Afting resigned from the Board on January 4, 2006.

(2)	Dr. Caspritz does not receive any cash compensation from us for serving as a member of our Board. In 2003, Dr. Caspritz received 1,875 stock options, all of which have since been exercised.

(3)	Mr. Docherty resigned from the Board on January 4, 2006.

(4)	Dr. Spickschen resigned from the Board on January 4, 2006.

(5)	Mr. Hornnaess resigned from the Board on December 21, 2004.

(6)	Dr. Ponschab resigned from the Board on July 18, 2005.

(7)	Mr. Bedard and Mr. Yetter joined the Board on January 4, 2006.
Compensation Committee Interlocks and Insider Participation in Compensation Decisions
     All members of the Compensation Committee of the Board during the year ended December 31, 2005 were independent directors and none of them were employees or former employees of EpiCept. During the year ended December 31, 2005, none of our executive officers served on the Compensation Committee (or equivalent), or the board of directors of another entity whose executive officers served on the Compensation Committee of our Board.

INFORMATION RELATING TO DIRECTORS, DIRECTOR NOMINEES,
EXECUTIVE OFFICERS AND SIGNIFICANT STOCKHOLDERS
Ownership of Common Stock
     The following table sets forth information as of April 18, 2006 regarding the beneficial ownership of our common stock by:
•	all persons known by us to own beneficially more than 5% of any class of the common stock;

•	each of our current directors and nominees to serve as director; and

•	all current directors and executive officers as a group.
Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the principal address of each of the stockholders below is c/o EpiCept Corporation, 270 Sylvan Avenue, Englewood Cliffs, New Jersey 07632.

	Beneficial Ownership
Name and Address of Beneficial Owner	Number(1)	Percentage(2)

5% Stockholders
TVM Capital(3)	4,578,493	18.66%
Merlin General Partner II Limited(4)	2,461,928	10.04
Private Equity Direct Finance(5)	2,115,343	8.63

Executive Officers and Directors
John V. Talley(6)	716,933	2.85
Robert W. Cook(7)	69,420	*
Ben Tseng(8)	19,272	*
Dov Elefant(9)	59,180	*
Dr. Oliver Wiedemann(10)	47,344	*
Dr. Dileep Bhagwat(11)	36,914	*
Michael McClurg(12)	5,140	*
Robert G. Savage(13)	79,930	*
Dr. Gert Caspritz(3)	4,578,493	18.66
Guy C. Jackson(14)	38,611	*
Gerhard Waldheim(15)	93,547	*
John Bedard(16)	15,568	*
Wayne P. Yetter(17)	20,156	*
All directors and named executive officers as a group (13 persons)(18)	5,780,508	22.61

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of EpiCept common stock.

(1)	Beneficial ownership is determined with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to stock options and warrants currently exercisable or exercisable within 60 days are deemed to be outstanding for computing the percentage ownership of the person holding such options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares of EpiCept common stock shown beneficially owned by them.

(2)	Percentage ownership is based on 24,525,026 shares of common stock outstanding on April 18, 2006.

(3)	Includes 1,144,822 shares of common stock held by TVM III, and 3,408,464 shares held by TVM IV. Also includes 6,042 shares of common stock and 7,083 shares issuable upon the exercise of options that are exercisable within 60 days held by Dr. Gert Caspritz, one of our directors, who is a general partner of TVM, which is the general partner of each of TVM III and TVM IV, and an aggregate of 12,082 shares of common stock held by Friedrich Bornikoel, Christian Claussen, John J. DiBello, Alexandra Goll, Helmut Schuhsler and Bernd Seibel who are individual Partners of TVM (such entities collectively with TVM III and TVM IV, “TVM”). TVM Techno Venture Management No. III, L.P. (“TVM III Management”) is the General Partner and the investment committee of TVM III. TVM IV Management GmbH & Co. KG (“TVM IV Management”) is the Managing Limited Partner and investment committee of TVM IV. The investment committees, composed of certain Managing Limited Partners of TVM, have voting and dispositive authority over the shares held by each of these entities and therefore beneficially owns such shares. Decisions of the investment committees are made by a majority vote of their members and, as a result, no single member of the investment committees has voting or dispositive authority over the shares. Friedrich Bornikoel, John J. Di Bello, Alexandra Goll, Christian Claussen, Bernd Seibel and Helmut Schuhsler are the members of the investment committee of TVM III Management. They, along with Gert Caspritz, John Chapman and Hans G. Schreck are the members of the investment committee of TVM IV Management. Friedrich Bornikoel, John J. DiBello, Alexandra Goll, Christian Claussen, Bernd Seibel and Helmut Schuhsler each disclaim beneficial ownership of the shares held by TVM III and TVM IV except to the extent any individual has a pecuniary interest therein. Gert Caspritz, John Chapman and Hans G. Schreck each disclaim beneficial ownership of the shares held by TVM IV except to the extent any individual has a pecuniary interest therein. The address of TVM III Management and TVM IV Management is 101 Arch Street, Suite 1950, Boston, MA 02110.

(4)	Includes 2,461,928 shares of common stock beneficially owned by Merlin L.P. and Merlin GbR and held by Merlin and 1,875 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days held by Mr. Mark Docherty, one of our former directors, who is a director of Merlin, which is investment advisor to the general partner of each of Merlin L.P. and Merlin GbR. Also includes 65,406 shares of common stock held by Dr. Hellmut Kirchner, who is a director of Merlin. The Merlin Biosciences Fund is comprised of two entities: Merlin L.P. and Merlin GbR. Both are controlled by the board of directors of Merlin General Partner II Limited, a Jersey-based limited liability company, which is owned by Merlin. Merlin has agreed not to exercise its voting rights to change or replace the board of directors of Merlin General Partner II Limited. The board of directors of Merlin General Partner II Limited, effectively controls Merlin L.P. and Merlin GbR because it is General Partner of Merlin L.P. and Managing Partner of Merlin GbR. Investment decisions are made with a majority of the board of directors of Merlin General Partner II Limited, no single person has control. The directors of Merlin General Partner II Limited are as follows: Dr Max Link (Chairman), William Edge, Sir Christopher Evans OBE, Robin Herbert CBE, Professor Trevor Jones, Dr. Hellmut Kirchner, Mark Clement, Denzil Boschat, Alison Creed and Jeff Iliffe. Some of the directors hold small limited partnership interests in the Fund but none of these are individually or collectively able to influence the Fund. The registered office is at La Motte Chambers, St Helier, Jersey JE1 1BJ, UK. Mr. Docherty and Dr. Kirchner each disclaim beneficial ownership of the shares held by Merlin, Merlin L.P. and Merlin GbR except to the extent any such individual has a pecuniary interest therein. The address of Merlin, Merlin L.P. and Merlin GbR is c/o Merlin Biosciences Limited, 33 King Street, St. James’s, London, SW1Y 6RJ, United Kingdom.

(5)	Includes 2,115,343 shares of common stock held by Private Equity Direct Finance. Private Equity Direct Finance is a Cayman Islands exempted limited company and a wholly-owned subsidiary of Private Equity Holding Cayman, itself a Cayman Islands exempted limited company, and a wholly-owned subsidiary of Private Equity Holding Ltd. Private Equity Holding Ltd. is a Swiss corporation with registered office at Innere Guterstrasse 4, 6300 Zug, Switzerland, and listed on the SWX Swiss Exchange. The discretion for divestments by Private Equity Direct Finance rests with ALPHA Associates (Cayman), L.P., as investment manager. The members of the board of directors of the general partner of ALPHA Associates (Cayman), L.P. are the same persons as the members of the board of directors of Private Equity Direct Finance: Rick Gorter, Gwendolyn McLaughlin and Andrew Tyson. A meeting of the directors at which a quorum is present is competent to exercise all or any of the powers and discretions. The quorum necessary for the transaction of business at a meeting of the directors may be fixed by the directors and, unless so fixed at any other number, is two. The address of Private Equity Direct Finance is One Capital Place, P.O. Box 847, George Town, Grand Cayman, Cayman Islands.

(6)	Includes 92,146 shares of common stock and 624,787 shares issuable upon the exercise of options that are exercisable within 60 days.

(7)	Includes 69,420 shares issuable upon the exercise of options that are exercisable within 60 days.

(8)	Includes 2,180 shares of common stock and 17,092 shares issuable upon the exercise of options that are exercisable within 60 days.

(9)	Includes 59,180 shares issuable upon the exercise of options that are exercisable within 60 days.

(10)	Includes 47,344 shares issuable upon the exercise of options that are exercisable within 60 days.

(11)	Includes 36,914 shares issuable upon the exercise of options that are exercisable within 60 days.

(12)	Includes 5,140 shares issuable upon the exercise of options that are exercisable within 60 days.

(13)	Includes 79,930 shares issuable upon the exercise of options that are exercisable within 60 days.

(14)	Includes 38,611 shares issuable upon the exercise of options that are exercisable within 60 days.

(15)	Includes 70,029 shares of common stock and 23,518 shares issuable upon the exercise of options that are issuable within 60 days.

(16)	Includes 15,568 shares issuable upon the exercise of options that are exercisable within 60 days.

(17)	Includes 20,156 shares issuable upon the exercise of options that are exercisable within 60 days.

(18)	Includes 1,044,743 shares issuable upon the exercise of options that are exercisable within 60 days.

REPORT OF THE COMPENSATION COMMITTEE
     The Compensation Committee of the Board is currently comprised of three independent directors. It is the responsibility of the members of the Compensation Committee to determine the most appropriate total executive compensation strategy based on EpiCept’s business and business model and consistent with stockholder interests.
Objective of the Compensation Committee
     The Committee assists the Board in overseeing the Company’s management compensation policies and practices, including:
•	determining and approving the compensation of the Company’s Chief Executive Officer (“CEO”);

•	reviewing and approving compensation levels for the Company’s other executive officers;

•	reviewing and approving management incentive compensation policies and programs;

•	reviewing and approving equity compensation programs for employees, and exercising discretion in the administration of such programs; and

•	producing an annual report on executive compensation for inclusion in the proxy statement.
Compensation of Executive Officers
     The basic components of our compensation packages for executive officers include base salary, cash bonuses, stock options and benefits. Each executive officer’s compensation package contains a mix of these components. In determining compensation for the executive officers other than the chief executive officer, the Compensation Committee considers a number of different factors, including, compensation packages of companies within our industry, the importance of the executive officer to the Company, and individual performance targets. For our Chief Financial Officer, performance is determined based on quantitative and qualitative objectives, including EpiCept’s operating performance relative to budget and the achievement of certain milestones.
Compensation of our Chief Executive Officer
     The compensation package for our Chief Executive Officer was based on certain qualitative and quantitative objectives, including:
•	Conducting a comprehensive evaluation of options to take EpiCept public. Select and pursue that which offers the best opportunity and successfully execute by year end 2005.

•	Guiding key stockholders to recognize the value of EpiCept going public together with them taking whatever actions are required to secure a successful transaction.

•	Reshaping the Board of Directors with the required competencies to position EpiCept for success.

•	Prioritizing key clinical programs for pain and oncology products along an aggressive time line to approval.

•	Defining the three year budget together with a plan to secure funding to adequately cover the business plan.

•	Developing a complete compensation program
     Our Chief Executive Officer’s individual performance is based on EpiCept’s operating performance relative to budget and the achievement of certain milestones largely related to the clinical development of its products and licensing activities.

Respectfully Submitted by:
MEMBERS OF THE COMPENSATION COMMITTEE
Robert Savage
John Bedard
Guy C. Jackson

Compensation of Executive Officers
The following table sets forth the compensation earned for services rendered to EpiCept in all capacities by our Chief Executive Officer and our executive officers whose total cash compensation exceeded $100,000 for the year ended December 31, 2005, collectively referred to in this annual report as the “named executive officers.”

		Annual compensation
				Other annual		All other
	Year	Salary	Bonus	compensation		compensation
Name and principal position		($)	($)	($)		($)

Jack Talley	2005	283,876	243,750	27,202	(1)	—
President and	2004	285,078	—	27,974	(1)	—
Chief Executive Officer	2003	250,270	200,000	29,815	(1)	6,000

Robert W. Cook (2)	2005	232,337	90,625	18,192	(2)	—
Chief Financial Officer, Senior Vice	2004	155,769	20,000	9,874	(2)	—
President, Finance & Administration	2003	—	—	—		—

Dileep Bhagwat (3)	2005	196,206	—	17,995	(3)	—
Senior Vice President,	2004	171,731	—	9,967	(3)	—
Pharmaceutical Development	2003	—	—	—		—

Dov Elefant	2005	180,547	25,000	18,389	(4)	—
Controller, Vice President,	2004	181,431	—	17,693	(4)	—
Finance and Administration	2003	160,162	—	15,981	(4)	4,800

Earle Lockhart (5)	2005	203,286	—	16,807	(5)	—
Vice President,	2004	203,688	—	24,835	(5)	—
Clinical and Regulatory Affairs	2003	196,188	—	22,686	(5)	5,850

Scott Kozak (6)	2005	180,564	—	18,389	(6)	—
Vice President,	2004	181,585	—	17,831	(6)	—
Business Development	2003	165,161	—	16,126	(6)	3,237

Oliver Wiedemann(7)
Managing Director	2005	165,442	10,000	3,895	(8)	—
Medical Affairs, EpiCept GmbH	2004	185,448	—	4,575	(8)	—
	2003	162,287	—	4,081	(8)	—

(1)	Includes premiums for health benefits, life and disability insurance and automobile allowance paid on behalf of Mr. Talley.

(2)	Mr. Cook joined EpiCept in April 2004. Includes premiums for health benefits and for life and disability insurance paid on behalf of Mr. Cook.

(3)	Dr. Bhagwat joined EpiCept in February 2004. Includes premiums for health benefits and for life and disability insurance paid on behalf of Dr. Bhagwat.

(4)	Includes premiums for health benefits and for life and disability insurance paid on behalf of Mr. Elefant.

(5)	Dr. Lockhart resigned from the Company on January 16, 2006. Includes premiums for health benefits and for life and disability insurance paid on behalf of Dr. Lockhart.

(6)	Mr. Kozak resigned from the Company on December 31, 2005. Includes premiums for health benefits and for life and disability insurance paid on behalf of Mr. Kozak.

(7)	Dr. Wiedemann’s compensation was translated from euros to the U.S. dollar using the exchange rate as of December 31, 2005, 2004 and 2003.

(8)	Includes premiums for health benefits and for life and disability insurance paid on behalf of Dr. Wiedemann.
Option Grants in Last Fiscal Year (2005)
     We did not grant any stock options to any of the named executive officers during 2005.

Aggregate Option Exercises in Last Fiscal Year (2005) and Values at December 31, 2005
     The following table sets forth information concerning exercisable and unexercisable stock options held by the named executive officers at December 31, 2005. The value of unexercised in-the-money options is based on a fair value at December 31, 2005 of $5.39 per share less the actual exercise prices. All options were granted under our 1995 Stock Option Plan, as amended. Except as otherwise noted, these options vest over three years and otherwise generally conform to the terms of the 1995 Stock Option Plan, as amended.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		in-the-Money
			Options at		Options at
	Shares Acquired	Value	December 31, 2005 (#)		December 31, 2005 ($)(1)
Name	on Exercise	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

John V.Talley	—	$—	168,500	$—	$706,015	$—
Robert Cook	—	—	—	—	—	—
Dileep Bhagwat	—	—	—	—	—	—
Earle Lockhart (2)	—	—	56,250	—	208,688	—
Dov Elefant	—	—	56,250	—	235,688	—
Scott Kozak (3)	—	—	45,000	—	152,550	—
Oliver Wiedemann	—	—	45,000	—	170,550	—

(1)	Value is determined by subtracting the exercise price of an option from the fair value at December 31, 2005 of $5.39 (computed as the closing price of Maxim’s common stock on the Nasdaq National Market as of December 31, 2005 of $1.10 divided by the exchange ratio).

(2)	Dr. Lockhart resigned from the Company on January 16, 2006.

(3)	Mr. Kozak resigned from the Company on December 31, 2005.

Employment Agreements
     We have entered into employment agreements with Messrs. John V. Talley and Robert W. Cook, each dated as of October 28, 2004. As of January 4, 2006, pursuant to their employment agreements, Messrs. Talley and Cook receive base salaries of $350,000 and $250,000, respectively. In addition, in accordance with the employment agreements, we granted options to purchase 1,242,655 shares and 211,567 shares of common stock to Messrs. Talley and Cook, respectively, on January 4, 2006. The exercise price for the options is $5.84 per share, the fair value of EpiCept’s common stock at the time of the grant. Mr. Talley’s options will be fully vested in August 2008. Mr. Cook’s options will be fully vested 48 months after the date of the grant. Each employment agreement also provides for discretionary bonuses and stock option awards and reimbursement of reasonable expenses incurred in connection with services performed under each officer’s respective employment agreement. The discretionary bonuses and stock options are based on performance standards determined by the Board. Individual performance is determined based on quantitative and qualitative objectives, including EpiCept’s operating performance relative to budget and the achievement of certain milestones largely related to the clinical development of its products and licensing activities. The actual objectives will be established by the Board in the future. In addition, Mr. Talley’s employment agreement provides for automobile benefits and term life and long-term disability insurance coverage. Both employment agreements expire on December 31, 2006 but are automatically extended for unlimited additional one-year periods. Upon termination for any reason and in addition to any other payments disbursed in connection with termination, Mr. Talley and Mr. Cook will receive payment of their applicable base salary through the termination date, the balance of any annual, long-term or incentive award earned in any period prior to the termination date and a lump-sum payment for any accrued but unused vacation days.
     If Mr. Talley dies or becomes disabled, he is entitled to (i) receive a lump-sum payment equal to (a) one-third of his base salary times (b) a fraction, the numerator being the number of days he was employed in the calendar year of termination and the denominator being the number of days in that year and (ii) have (a) 50% of outstanding stock options that are not then vested or exercisable become vested and exercisable as of the termination date; (b) the remaining outstanding stock options that are not then vested or exercisable become vested and exercisable ratably and quarterly for two years following the termination date; and (c) each outstanding stock option remain exercisable for all securities for the later of (x) the 90th day following the date that the option becomes fully vested and exercisable and (y) the first anniversary of the termination date. If Mr. Cook dies or becomes disabled, he is entitled to the same benefits as Mr. Talley, except the equation for his lump-sum payment is based on one-fourth of his base salary.
     If Mr. Talley is terminated without cause or the term of his agreement is not extended pursuant to the employment agreement, he is entitled to the same benefits as if he were terminated due to death or disability and to receive a lump-sum payment equal to (a) one and one-third times (b) his base salary times (c) the number of whole and partial months remaining in the term of the agreement (but no more than 12 and no less than 6) divided by (d) 12. If Mr. Cook is terminated without cause or the term of his agreement is not extended pursuant to the employment agreement, he is entitled to the same benefits as Mr. Talley, but the equation for his lump-sum payment is based on one and one-fourth times his base salary.
     If Mr. Talley is terminated in anticipation of, or within one year following, a change of control, he is entitled to: (i) receive a lump-sum payment equal to (a) one and one third times (b) his base salary times (c) the number of whole and partial months remaining in the term of the agreement (but not less than 24) divided by (d) 12 and (ii) have (a) 50% of outstanding stock options that are not then vested or exercisable become vested and exercisable as of the termination date; (b) the remaining outstanding stock options that are not then vested or exercisable become vested and exercisable ratably and monthly for the first year following the termination date; and (c) each outstanding stock option remain exercisable for all securities for the later of (x) the 90th day following the date that the option becomes fully vested and exercisable and (y) the first anniversary of the termination date. If Mr. Cook is terminated in anticipation of, or within one year following, a change of control, he is entitled to the same benefits as Mr. Talley, except his lump sum is equal to (a) one and one-fourth times (b) his base salary times (c) the number of whole and partial months remaining in the term of the agreement (but no more than 18 and no less than 12) divided by (d) 12.

Equity Compensation Plan Information
     The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2005.

(c)
	(a)		Number of Securities Remaining
	Number of Securities to	(b)	Available for Future Issuance Under
	be Issued Upon Exercise of	Weighted-Average Exercise Price	Equity Compensation Plans
	Outstanding Options,	of Outstanding Options,	(Excluding Securities Reflected In
Plan Category	Warrants and Rights	Warrants and Rights	Column (a))
Equity compensation plans approved by stockholders	439,501	$1.45	251,943

Total	439,501	$1.45	251,943
Upon closing of the merger with Maxim on January 4, 2006, 4,000,000 shares of EpiCept’s common stock were reserved for issuance under the 2005 Equity Incentive Plan. Of this amount, options relating to approximately 2,200,000 million shares were granted on January 4, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
2002 Bridge Notes and Warrants
     In November 2002, EpiCept entered into a convertible bridge loan in an aggregate amount of up to $5,000,000. This convertible bridge loan is referred to in this proxy statement as the “2002 convertible bridge loan.” The lenders under the 2002 convertible bridge loan included Mr. John V. Talley, its President and Chief Executive Officer, and certain holders of its preferred stock, including TVM IV GmbH & Co. KG (“TVM IV”), Private Equity Direct Finance (“Private Equity”), The Merlin Biociences Fund L.P., The Merlin Biosciences Fund GbR (collectively, the “Merlin Investors”) and Gold-Zack Partners I B.V. The 2002 convertible bridge loan provided for an interest rate of 8% per annum and was schedule to mature on October 30, 2006. In connection with the merger with Maxim, the lenders agreed to convert the principle and accrued interest on their 2002 convertible bridge loans into 593,121 shares of common stock at a conversion price of $1.50. In connection with the issuance of the 2002 convertible bridge loans, each lender also received stock purchase warrants entitling that lender to purchase a specified amount of EpiCept’s preferred stock or common stock under certain circumstances. In connection with the merger with Maxim on January 4, 2006, the stock purchase warrants were amended to provide that they expire at the effective time of the merger and that immediately prior to the effective time the stock purchase warrants were automatically exercised into 3,861,462 shares of common stock at an exercise price of $0.628. Each lender used the outstanding principal amount and accrued interest on their respective 2002 convertible bridge loans to pay the exercise price for the warrants.
2006 Notes
     In March 2005, EpiCept completed the private placement of $4.0 million in aggregate principal amount of its 8% Senior Notes due 2006. These notes are referred to in this proxy statement as the “2006 Notes.” The investors in the 2006 Notes included Sanders Opportunity Fund, L.P., Sanders Opportunity Fund (Institutional), L.P. (collectively, the “Sanders Investors”) and certain holders of EpiCept’s preferred stock including TVM IV, Private Equity and the Merlin Investors. The 2006 Notes were scheduled to mature on October 30, 2006. In connection with the merger with Maxim, all investors, other than the Sanders Investors, converted their 2006 Notes, including interest, into 1,126,758 shares of our common stock at a conversion price of $2.84. In connection with the issuance of the 2006 Notes, each investor also received stock purchase warrants exercisable into EpiCept’s common stock. In connection with the merger with Maxim on January 4, 2006, all investors other than the Sanders Investors, agreed to cancel their stock purchase warrants. The stock purchase warrants held by the Sanders Investors were amended to provide for their automatic expiration at the effective time of the merger with Maxim. Immediately prior to the effective time, the stock purchase warrants were automatically exercised on a net issuance basis for 22,096 shares of EpiCept’s common stock at an exercise price of $3.96.
November 2005 Senior Notes
     In November 2005, EpiCept completed the private placement of $2.0 million in aggregate principal amount of its 8% Senior Notes due 2006. These notes are referred to in this proxy statement as the “November 2005 Senior Notes.” The purchasers of the November 2005 Senior Notes included certain stockholders of EpiCept’s preferred stock including TVM IV, Private Equity and the Merlin Investors. The November 2005 Senior Notes were scheduled to mature on October 30, 2006. In connection with the merger with Maxim on January 4, 2006, all investors in the November 2005 Senior Notes agreed to convert all principal and accrued interest on their November 2005 Senior Notes into 711,691 shares of common stock at a conversion price of $2.84.
Amendment to Series B Warrants
     In August 2000, EpiCept issued warrants (the “Series B Warrants”) to purchase its Series B convertible preferred stock to Alpinvest International B.V. and TVM III Limited Partnership (“TVM III”). In connection with the merger with Maxim, the Series B Warrants were deemed exercised on a net issuance basis for 58,229 shares of EpiCept’s common stock based on an exercise price of $6.00.
Amendment to Series C Warrant
     In November 2000, EpiCept issued a warrant (the “Series C Warrant”) to purchase its Series C convertible preferred stock to Private Equity. In connection with the merger, the Series C Warrant was deemed exercised on a net issuance basis for 131,018 shares of EpiCept’s common stock based on an exercise price of $6.00.

COMMON STOCK PERFORMANCE GRAPH
     Trading in EpiCept’s common stock did not commence until January 5, 2006. Accordingly, there was no trading in our common stock in 2005 or prior periods. For this reason, we have not included a stock performance graph in this proxy statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16 Filings
     Other than TVM III Limited Partnership and TVM IV GmbH & Co. KG, no person who, during the fiscal year ended December 31, 2005, was a “Reporting Person” defined as a director, officer or beneficial owner of more than ten percent of our common stock which is the only class of securities of the Company registered under Section 12 of the Securities Exchange Act of 1934 (the “Act”), failed to file on a timely basis reports required by Section 16 of the Act during the most recent fiscal year. The foregoing is based solely upon a review by us of Forms 3 and 4 during the most recent fiscal year as furnished to us under Rule 16a-3(d) under the Act, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and any representation received by us from any reporting person that no Form 5 is required.

REPORT OF THE AUDIT COMMITTEE
            The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management regarding:
•	the conduct and integrity of the Company’s financial reporting to any governmental or regulatory body, the public or other users thereof;

•	the Company’s systems of internal accounting and financial and disclosure controls;

•	the qualifications, engagement, compensation, independence and performance of the Company’s independent auditors, their conduct of the annual audit, and their engagement for any other services;

•	the Company’s legal and regulatory compliance; and

•	the preparation of the audit committee report required by SEC rules to be included in the Company’s annual proxy statement.
            In fulfilling its responsibilities, the Audit Committee has:
•	Reviewed and discussed the audited consolidated financial statements with management;

•	Discussed with the Company’s independent registered public accounting firm, Deloitte & Touche LLP matters required to be discussed under Statements of Auditing Standards No. 61, Communications with Audit Committees, as amended; and Statements of Auditing Standards No. 90 Communication with Audit Committees;

•	Received from the Company’s independent registered public accounting firm, Deloitte & Touche LLP disclosures regarding their independence required by Independence Standards Board Standard No. 1, Independent Discussions with Audit Committees, and has discussed with Deloitte & Touche LLP their independence from management and the Company.
            The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for the audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations and the overall quality of the Company’s financial reporting and internal controls.
            Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2005 for filing with the SEC. The Audit Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.
            The Audit Committee held 4 meetings during the year ended December 31, 2005. Each member of the Committee meets the current independence and financial literacy requirements under the Sarbanes-Oxley Act, the Nasdaq National Market and SEC rules and regulations.
Respectfully Submitted by:
MEMBERS OF THE AUDIT COMMITTEE
Guy C. Jackson
Gerhard Waldheim
Robert Savage

Independent Registered Public Accounting Firm
          We retained Deloitte & Touche LLP as our independent registered public accounting firm to review our financial statements for the year ended December 31, 2005.
          The Audit Committee of the Board of Directors has established a policy allowing it to review in advance, and either approve or disapprove, any audit, audit-related, internal control-related, tax or non-audit service to be provided to the Company by Deloitte & Touche LLP. Annually, in the early part of each fiscal year, the Audit Committee will approve the engagement of the independent registered public accounting firm to perform the annual audit of the Company’s consolidated financial statements, to provide an attestation report on management’s evaluation of the Company’s internal controls over financial reporting, to review the Company’s interim consolidated financial statements and to provide such other audit-related, tax and non-audit services as are then anticipated to be required for the proper conduct of the Company’s affairs and consistent with maintaining the independence of the firm so selected to audit the Company’s annual consolidated financial statements.
Independent Registered Public Accounting Firm Fees
          The aggregate fees billed for professional services by Deloitte & Touche LLP in 2005 and 2004 for these various services were:

Type of Fees	2005	2004
	(in thousands)
Audit Fees (1)	$471	$515
Audit-Related Fees (2)	110	741
Tax Fees (3)	9	25
All Other Fees (4)	—	—

Total	$590	$1,281

(1)	Fees for services to perform an audit or review in accordance with generally accepted auditing standards and services that generally only EpiCept’s independent registered public accounting firm can reasonably provide, such as the audit of EpiCept’s consolidated financial statements included in the registration statements prepared in connection with the merger with Maxim, the review of the financial statements included in our quarterly reports on Form 10-Q, and for services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements.

(2)	Fees for assurance and related services that are traditionally performed by the Company’s independent registered public accounting firm, such as, audit and related services for employee benefit plan audits, due diligence related to mergers and acquisitions, internal control reviews, attest services not required by statute or regulation, and consultation concerning financial accounting and reporting standards.

(3)	Fees for tax compliance, consultation and planning services. Tax compliance generally involves preparation of original and amended tax returns, claims for refunds and tax payment planning services. Tax consultation and tax planning encompass a diverse range of services, including assistance in connection with tax audits and filing appeals, tax advice related to mergers and acquisitions, employee benefit plans and requests for rulings or technical advice from taxing authorities.

(4)	Fees for other types of permitted services not covered by the first three categories.

PROPOSAL TWO:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          The Board and the Audit Committee have selected Deloitte & Touche LLP as the independent registered public accounting firm to perform the audit of our financial statements for the year ended December 31, 2006. Deloitte & Touche LLP was our independent registered public accounting firm for the year ended December 31, 2005. The firm is a registered public accounting firm with the Public Company Accounting Oversight Board (the “PCAOB”), as required by the Sarbanes-Oxley Act of 2002 and the Rules of the PCAOB.
          Deloitte & Touche LLP representatives are expected to attend the 2006 Annual Meeting. They will have an opportunity to make a statement if they desire to do so at the Annual Meeting and will be available to respond to appropriate stockholder questions.
          We are asking our stockholders to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION
OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2006.

APPENDIX A
EPICEPT CORPORATION
AUDIT COMMITTEE CHARTER
This Audit Committee Charter was adopted by the Board of Directors (the “Board”) of EpiCept Corporation (the “Company,” defined to include all subsidiaries and any other entity whose consolidated financial results are included in the EpiCept Corporation’s consolidated financial statements) on May 5, 2005.
This Charter is intended as a component of the flexible governance framework within which the Board, assisted by its committees, directs the affairs of the Company. While it should be interpreted in the context of all applicable laws, regulations and listing requirements, as well as in the context of the Company’s Certificate of Incorporation and By Laws, it is not intended to establish by its own force any legally binding obligations.
I. PURPOSES
The Audit Committee (the “Committee”) shall assist the Board of Directors (the “Board”) in fulfilling its responsibility to oversee management regarding:
(i) the conduct and integrity of the Company’s financial reporting to any governmental or regulatory body, the public or other users thereof,
(ii) the Company’s systems of internal accounting and financial and disclosure controls;
(iii) the qualifications, engagement, compensation, independence and performance of the Company’s independent auditors, their conduct of the annual audit, and their engagement for any other services;
(iv) the Company’s legal and regulatory compliance; and
(v) the preparation of the audit committee report required by SEC rules to be included in the Company’s annual proxy statement.
In discharging its role, the Committee is empowered to inquire into any matter it considers appropriate to carry out its responsibilities, with access to all books, records, facilities and personnel of the Company. In addition to retaining the Company’s independent auditor, the Committee has the power to retain outside counsel, other auditors or other advisors to assist it in carrying out its activities. The Company shall provide adequate resources to support the Committee’s activities, including compensation of the Committee’s counsel, independent auditors and other advisors. The Committee shall have the sole authority to retain, compensate, direct, oversee and terminate counsel, independent auditors, and other advisors hired to assist the Committee, who shall be accountable ultimately to the Committee.
II. COMMITTEE MEMBERSHIP
The Committee shall consist of three or more members of the Board, each of whom the Board has selected and determined to be “independent” for purposes of audit committee membership in accordance with applicable rules of the Securities and Exchange Commission (“SEC”) and the Nasdaq National Market. All members of the Committee shall meet the financial literacy requirements of the Nasdaq National Market and at least one member shall be an “audit committee financial expert” as such term is defined under applicable SEC rules. No member of the Committee may serve on the audit committee of more than FIVE public companies, including the Company, unless the Board of Directors has determined that such simultaneous service would not impair the ability of such member to effectively serve on the Committee. Such determination shall be disclosed in the annual proxy statement.

Committee members shall continue to be members as long as they remain directors and until their successors are elected and qualified or until their earlier resignation or removal. Any member may be removed by the Board, with or without cause, at any time. The Chairman of the Committee shall be appointed from among the Committee members by, and serve at the pleasure of, the Board to convene and chair meetings of the Committee, set agendas for meetings, and determine the Committee’s information needs. In the absence of the Chairman at a duly convened meeting, the Committee shall select a temporary substitute from among its members.
III. COMMITTEE MEETINGS
The Committee shall meet on a regularly-scheduled basis at least four times per year or more frequently as circumstances dictate. The Committee shall meet periodically with the internal auditor and the independent auditor in separate executive sessions to provide the opportunity for full and frank discussion without members of senior management present. The Committee shall meet at least annually with the Nominating and Corporate Governance Committee. This meeting will allow the Committee to review non-financial legal and regulatory compliance as well as the risk assessment and risk management processes.
The Committee shall establish its own schedule and rules of procedure. Meetings of the Committee may be held telephonically. A majority of the members of the Committee shall constitute a quorum sufficient for the taking of any action by the Committee.
IV. KEY RESPONSIBILITIES
The Committee’s role is one of oversight. The Company’s management is responsible for preparing the Company’s consolidated financial statements and the independent auditors are responsible for auditing those consolidated financial statements. The Committee recognizes that Company management including the financial staff and the independent auditors have more time, knowledge and detailed information about the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s consolidated financial statements or any professional certification as to the independent auditor’s work.
The following responsibilities are set forth as a guide for fulfilling the Committee’s purposes, with the understanding that the Committee’s activities may diverge as appropriate given the circumstances. The Committee is authorized to carry out these activities and other actions reasonably related to the Committee’s purposes or assigned by the Board from time to time.
The Committee may form, and delegate any of its responsibilities to, a subcommittee so long as such subcommittee is solely comprised of one or more members of the Committee.
To fulfill its purposes, the Committee shall:
A.	Supervise the Independent Audit
1.	appoint, evaluate taking into account opinions of management, including an evaluation of the lead audit partner(s), compensate, oversee the work of, and if appropriate terminate, the independent auditor, who shall report directly to the Committee;

2.	review and approve the terms of the independent auditor’s retention, engagement and scope of the annual audit, and approve as a Committee or by an individual member any audit-related and permitted non-audit services (including the fees and terms thereof) to be provided by the independent auditor as set forth in the Audit Committee’s pre-approval policy (with disclosure as appropriate in the Company’s periodic public filings);

3.	on an annual basis:

(i) review a formal written statement from the independent auditor delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard No. 1 (as modified or supplemented), actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and take appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence;
(ii) set clear hiring policies for employees or former employees of the independent auditors;
4.	review and discuss with management and the independent auditor:
(i) any significant findings during the year, including the status of previous audit recommendations;
(ii) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise) or any other audit problems or difficulties encountered in the course of audit work;
(iii) any restrictions on the scope of activities or access to required information;
(iv) any changes required in the scope of the audit plan;
(v) the audit budget and staffing; and
(vi) the coordination of audit efforts in order to monitor completeness of coverage, reduction of redundant efforts, and the effective use of audit resources;
5.	review and resolve any disagreements between management and the independent auditor concerning financial reporting, or relating to any audit report or other audit, review or attest services provided by the independent auditor;
B.	Oversee Internal Controls & Risk Management
6.	Review and discuss with management and the independent auditor:
(i) the adequacy of the Company’s internal control over financial reporting and disclosure controls and procedures (including computerized information system disclosure controls and security), including:
a) management’s quarterly certification of the Company’s disclosure controls and procedures and any reports of material weaknesses in internal control over financial reporting and actions taken to remedy any such weaknesses,
b) management’s annual assessment of the Company’s internal control over financial reporting,
c) the independent auditor’s annual attestation report regarding management’s annual assessment of the Company’s internal control over financial reporting when applicable, and
d) whether the Company’s internal control over financial reporting and disclosure controls and procedures are designed to provide reasonable assurance that transactions entered into by the Company are properly authorized, assets are safeguarded from unauthorized or improper use, and transactions by the Company are properly recorded and reported;
(ii) any significant deficiencies in the design or operation of the Company’s internal controls and procedures which could adversely affect the Company’s ability to record, process, summarize and report financial data;
(iii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls and procedures; and
(iv) related findings and recommendations of management, together with the independent auditor’s attestation report;
7.	review and discuss with management and the independent auditor any significant risks or exposures and assess the steps management has taken to minimize such risks; and discuss with management and the independent auditor, and develop and monitor compliance with the Company’s underlying policies with respect to, risk assessment and risk management;

8.	oversee procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

9.	review and recommend the appointment, reassignment, replacement or dismissal of the Chief Financial Officer;
C.	Oversee Financial Reporting
10.	review and discuss with management and the independent auditor:
(i) all critical accounting policies and practices used by the Company;
(ii) any significant changes in Company accounting policies;
(iii) any material alternative accounting treatments within GAAP that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the accounting firm; and
(iv) any accounting and financial reporting proposals that may have a significant impact on the Company’s financial reports;
11.	inquire as to the independent auditor’s view of the accounting treatment related to significant new transactions or other significant matters or events not in the ordinary course of business;

12.	review and discuss with the independent auditor the matters required to be discussed with the independent auditor by:
(i) Statement of Auditing Standards No. 61, as amended, including the auditor’s responsibility under generally accepted auditing standards, the significant accounting policies used by the Company, accounting estimates used by the Company and the process used by management in formulating them, any consultation with other accountants and any major issues discussed with management prior to its retention;

(ii) Statement of Auditing Standards No. 90, as amended, including whether Company accounting principles as applied are conservative, moderate, or aggressive from the perspective of income, asset, and liability recognition, and whether or not those principles reflect common or minority practices; and
(iii) Statement of Auditing Standards No. 100, as amended, including the review of the interim financial information of the Company and any material modifications that need to be made to the interim financial information for it to conform with GAAP;
13.	review and discuss with management and the independent auditor any material financial or non-financial arrangements that do not appear on the financial statements of the Company;

14.	review and discuss with the independent auditor:
(i) any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise);
(ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement; and
(iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company or any other material written communications between the accounting firm and management, such as any management letter or schedule of “unadjusted differences;”
15.	review the Company’s consolidated financial statements, including:
(i) prior to public release, review and discuss with management and the independent auditor the Company’s annual and quarterly consolidated financial statements to be filed with the SEC (including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and any certifications regarding the consolidated financial statements or the Company’s internal accounting and financial controls and procedures and disclosure controls or procedures filed with SEC by the Company’s senior executive and financial officers); and
(ii) with respect to the independent auditor’s annual audit report and certification, before release of the annual audited consolidated financial statements, meet with the independent auditor without any management member present to discuss the adequacy of the Company’s system of internal accounting and financial controls, the appropriateness of the accounting principles used to and judgments made in the preparation of the Company’s audited consolidated financial statements, and the quality of the Company’s financial reports;
(iii) meet separately, periodically, with management and the independent auditor;
(iv) recommend to the Board whether to include the audited annual consolidated financial statements in the Company’s Annual Report on Form 10-K to be filed with the SEC;
(v) prior to submission to any governmental authority of any financial statements of the Company that differ from the consolidated financial statements filed by the Company with the SEC, reviewing such consolidated financial statements and any report, certification or opinion thereon provided by the independent auditor;

16.	at least annually, review a report by the independent auditor describing:
(i) the firm’s internal quality-control procedures;
(ii) any material issues raised by the most recent internal quality-control review of the firm, peer review or by any review, inquiry or investigation by governmental or professional authorities (including the Public Company Accounting Oversight Board), within the preceding five years, regarding one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and
(iii) all relationships between the independent auditor and the Company (to be set out in a formal written statement);
17.	discuss with management and the independent auditor, as appropriate, earnings press releases and financial information and earnings guidance (including non-GAAP financial measures) provided to analysts and to rating agencies;
D.	Oversee Legal and Regulatory Compliance
18.	review periodically:
(i) legal and regulatory matters that may have a material impact on the Company’s financial statements; and
(ii) the scope and effectiveness of compliance policies and programs;
19.	oversee the implementation and effectiveness of, and recommend modifications as appropriate to the Supplemental Code of Ethics for the CEO and Senior Officers, and the Code of Business Conduct and Ethics;

20.	review, discuss with management and the independent auditor, and, if appropriate, approve any transactions or courses of dealing with related parties (e.g., including significant shareholders of the Company, directors, corporate officers or other members of senior management or their family members) that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties;
E.	Report & Self-Evaluate
21.	oversee the preparation and approve all reports required under SEC rules to be included in the Company’s annual proxy statement. Any report of the Committee included in the Company’s proxy statement should state whether the Committee:
(i) has reviewed and discussed the audited consolidated financial statements with management;
(ii) has discussed with the independent auditors the matters required to be discussed by SAS Nos. 61 and 90, as amended;
(iii) has received the written disclosure and letter from the independent auditors (describing their relationships with the Company) and has discussed with them their independence; and

(iv) based on the review and discussions referred to above, the members of the Committee recommended to the Board that the audited consolidated financials be included in the Company’s Annual Report on Form 10-K for filing with the SEC;
22.	conduct an annual self-evaluation of the performance of the Committee, including its effectiveness and compliance with this Charter;

23.	review and reassess the adequacy of this Charter annually, and recommend to the Board amendments as the Committee deems appropriate; and

24.	report regularly to the Board on Committee findings and recommendations (including on any issues that arise with respect to the quality or integrity of the Company’s consolidated financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the independent auditors or the performance of the internal audit function) and any other matters the Committee deems appropriate or the Board requests, and maintain minutes or other records of Committee meetings and activities.

APPENDIX B
EPICEPT CORPORATION
COMPENSATION COMMITTEE CHARTER
This Compensation Committee Charter was adopted by the Board of Directors (the “Board”) of EpiCept Corporation (the “Company”) on May 5, 2005.
This Charter is intended as a component of the flexible governance framework within which the Board, assisted by its committees, directs the affairs of the Company. While it should be interpreted in the context of all applicable laws, regulations and listing requirements, as well as in the context of the Company’s Certificate of Incorporation and By Laws, it is not intended to establish by its own force any legally binding obligations.
I. PURPOSES
The Compensation Committee (the “Committee”) shall assist the Board in overseeing the Company’s management compensation policies and practices, including:
(i) determining and approving the compensation of the Company’s Chief Executive Officer (“CEO”);
(ii) reviewing and approving compensation levels for the Company’s other executive officers;
(iii) reviewing and approving management incentive compensation policies and programs;
(iv) reviewing and approving equity compensation programs for employees, and exercising discretion in the administration of such programs; and
(v) producing an annual report on executive compensation for inclusion in the proxy statement.
In discharging its role, the Committee is empowered to inquire into any matter that it considers appropriate to carry out its responsibilities, with access to all books, records, facilities and personnel of the Company. The Committee has the power to retain outside counsel, compensation consultants or other advisors to assist it in carrying out its activities. The Company shall provide adequate resources to support the Committee’s activities, including compensation of the Committee’s counsel, consultants and other advisors. The Committee shall have the sole authority to retain, compensate, direct, oversee and terminate counsel, compensation consultants, and other advisors hired to assist the Committee, who shall be accountable ultimately to the Committee.
II. COMMITTEE MEMBERSHIP
The Committee shall consist of three or more members of the Board, each of whom the Board has selected and determined to be “independent” in accordance with applicable rules of the Nasdaq National Market. In addition, no director may serve unless he or she (1) is a “Non-employee Director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.
Members shall continue to be members until their successors are elected and qualified or until their earlier resignation or removal. Any member may be removed by the Board, with or without cause, at any time. The Chairman of the Committee shall be appointed from among the Committee members by, and serve at the pleasure of, the Board to convene and chair meetings of the Committee, set agendas for meetings, and determine the Committee’s information needs. In the absence of the Chairman at a duly convened meeting, the Committee shall select a temporary substitute from among its members.
III. COMMITTEE MEETINGS

The Committee shall meet on a regularly-scheduled basis at least two times per year, or more frequently as circumstances dictate.
The Committee shall establish its own schedule and rules of procedure. Meetings of the Committee may be held telephonically. A majority of the members of the Committee shall constitute a quorum sufficient for the taking of any action by the Committee.
The Committee shall meet at least annually with the CEO and any other corporate officers the Board and Committee deem appropriate to discuss and review the performance criteria and compensation levels of key executives.
IV. KEY RESPONSIBILITIES
The following responsibilities are set forth as a guide for fulfilling the Committee’s purpose, with the understanding that the Committee’s activities may diverge as appropriate given the circumstances. The Committee is authorized to carry out these activities and other actions reasonably related to the Committee’s purposes or assigned by the Board from time to time.
The Committee may form, and delegate any of its responsibilities to, a subcommittee so long as such subcommittee is solely comprised of one or more members of the Committee.
To fulfill its purposes, the Committee shall:
1.	establish and review the Company’s overall management compensation philosophy and policy;

2.	review and approve corporate goals and objectives relevant to CEO compensation, including annual performance objectives;

3.	evaluate at least annually the performance of the CEO against corporate goals and objectives, including the annual performance objectives for the CEO and, based on this evaluation, determine and approve the compensation level (including any discretionary incentive awards) for the CEO, reviewing as appropriate, any agreement or understanding relating to the CEO’s employment, incentive compensation, or other benefits based on this evaluation;

4.	review at least annually, and recommend to the Board, the compensation of such executive officers or other members of management as the Board and Committee determine appropriate;

5.	review on a periodic basis the Company’s management compensation programs, including any management incentive compensation plans, to determine whether they are appropriate, properly coordinated and achieve their intended purpose(s), and recommend to the Board any appropriate modifications or new plans or programs;

6.	review and recommend to the Board incentive and equity-based compensation plans of the Company and any modifications of such plans (whether or not final approval rests with the Company’s shareholders) and review all grants of awards, including the award of shares or share options, pursuant to such plans;

7.	administer and monitor compliance by executives with the rules and guidelines of the Company’s equity-based plans;

8.	review and recommend to the Board any changes in employee retirement plans or programs, and other employee benefit plans and program;

9.	prepare a report to be included in the Company’s annual proxy statement, in accordance with applicable rules and regulation of the Nasdaq National Market, Securities and Exchange Commission and other applicable regulatory bodies;

10.	conduct an annual self-evaluation of the performance of the Committee, including its effectiveness and compliance with this Charter;

11.	review and reassess the adequacy of this Charter annually, and recommend to the Board amendments as the Committee deems appropriate; and

12.	report regularly to the Board on Committee findings and recommendations and any other matters the Committee deems appropriate or the Board requests, and maintain minutes or other records of Committee meetings and activities.

APPENDIX C
EPICEPT CORPORATION
NOMINATING & CORPORATE GOVERNANCE COMMITTEE CHARTER
This Nominating & Corporate Governance Committee Charter was adopted by the Board of Directors (the “Board”) of EpiCept Corporation (the “Company”), on May 5, 2005.
This Charter is intended as a component of the flexible governance framework within which the Board, assisted by its committees, directs the affairs of the Company. While it should be interpreted in the context of all applicable laws, regulations and listing requirements, as well as in the context of the Company’s Certificate of Incorporation and By Laws, it is not intended to establish by its own force any legally binding obligations.
I. PURPOSES
The Nominating and Corporate Governance Committee (the “Committee”) shall assist the Board in:
A. identifying, screening and reviewing individuals qualified to serve as directors and recommending to the Board candidates for nomination for election at the annual meeting of shareholders or to fill Board vacancies;
B. overseeing the Company’s policies and procedures for the receipt of shareholder suggestions regarding Board composition and recommendations of candidates for nomination by the Board;
C. reviewing and recommending to the Board the approval of, if appropriate, and overseeing implementation of the Supplemental Code of Ethics for the Chief Executive Officer and Senior Officers and the Code of Business Conduct and Ethics; and
D. reviewing on a regular basis the overall corporate governance of the Company and recommending improvements when necessary.
In discharging its role, the Committee is empowered to inquire into any matter it considers appropriate to carry out its responsibilities, with access to all books, records, facilities and personnel of the Company. The Committee has the power to retain outside counsel, director search and recruitment consultants or other advisors to assist it in carrying out its activities. The Company shall provide adequate resources to support the Committee’s activities, including compensation of the Committee’s counsel, consultants and other advisors. The Committee shall have the sole authority to retain, compensate, direct, oversee and terminate counsel, director search and recruitment consultants, and other advisors hired to assist the Committee, who shall be accountable ultimately to the Committee.
II. COMMITTEE MEMBERSHIP
The Committee shall consist of two or more members of the Board, each of whom the Board has selected and determined to be “independent” in accordance with applicable rules of the Nasdaq National Market.
Members shall continue to be members until their successors are elected and qualified or until their earlier resignation or removal. Any member may be removed by the Board, with or without cause, at any time. The Chairman of the Committee shall be appointed from among the Committee members by, and serve at the pleasure of, the Board to convene and chair meetings of the Committee, set agendas for meetings, and determine the Committee’s information needs. In the absence of the Chairman at a duly convened meeting, the Committee shall select a temporary substitute from among its members.

III. COMMITTEE MEETINGS
The Committee shall meet on a regularly-scheduled basis at least two times per year, or more frequently as circumstances dictate. The Committee shall meet at least annually with the Audit Committee of the Company.
The Committee shall establish its own schedule and rules of procedure. Meetings of the Committee may be held telephonically. A majority of the members of the Committee shall constitute a quorum sufficient for the taking of any action by the Committee.
IV. KEY RESPONSIBILITIES
The following responsibilities are set forth as a guide for fulfilling the Committee’s purposes, with the understanding that the Committee’s activities may diverge as appropriate given the circumstances. The Committee is authorized to carry out these activities and other actions reasonably related to the Committee’s purposes or assigned by the Board from time to time.
The Committee may form, and delegate any of its responsibilities to, a subcommittee so long as such subcommittee is solely comprised of one or more members of the Committee.
To fulfill its purposes, the Committee shall:
1.	recommend to the Board for approval, oversee the implementation and effectiveness of, recommend modifications as appropriate to, and review Company disclosures concerning the Company’s policies and procedures for identifying and reviewing Board nominee candidates, including: (i) the qualifications or criteria for Board nomination to shareholders for election as a director; and (ii) policies and procedures relating to consideration of Board nominee candidates recommended by shareholders;

2.	identify, screen and review individuals qualified to serve as directors, consistent with qualifications or criteria approved by the Board (including review of incumbent directors for potential re-nomination); and recommend to the Board candidates for: (i) nomination for election or re-election by the shareholders; and any Board vacancies that are to be filled by the Board subject to any rights regarding the selection of directors by holders of preferred shares and any other contractual or other commitments of the Company;

3.	review annually with the Board the composition of the Board as a whole, including whether the Board reflects the appropriate balance of independence, sound judgment, business specialization, technical skills, diversity and other desired qualities;

4.	review periodically the size of the Board and recommend to the Board any appropriate changes;

5.	coordinate and oversee the annual self-evaluation of the role and performance of the Board, its committees, and management in the governance of the Company;

6.	consider corporate governance issues that arise from time to time, and develop appropriate recommendations for the Board regarding such matters;

7.	review and address conflicts of interest of directors and executive officers, and the manner in which any such conflicts are to be monitored;

8.	review and recommend to the Board for approval any changes in the compensation of directors;

9.	conduct an annual self-evaluation of the performance of the Committee, including its effectiveness and compliance with this charter;

10.	review and reassess the adequacy of this Charter annually, and recommend to the Board amendments as the Committee deems appropriate;

11.	review at least annually with management compliance with, the adequacy of and the status of any requests for waivers under the Company’s code(s) of business conduct and ethics (including codes that apply to all employees as well as those applicable to directors, senior officers and financial officers and the Company’s policies and procedures concerning trading in Company securities and use in trading of proprietary or confidential information); review and address on a timely basis requests for waivers under the Company’s code(s) of business conduct and ethics by directors and executive officers; and report to the Board regarding any waiver granted by the committee to any executive officer or director;

12.	review and address transactions and conduct of directors and executive officers creating potential conflicts of interest with the Company; and

13.	report regularly to the Board on Committee findings, recommendations and any other matters the Committee deems appropriate or the Board requests, and maintain minutes or other records of Committee meetings and activities.

APPENDIX D
EPICEPT CORPORATION
SUPPLEMENTAL CODE OF ETHICS FOR THE CEO AND SENIOR OFFICERS
This Code of Ethics is applicable to the Chief Executive Officer (“CEO”), the Chief Financial Officer (“CFO”) and other senior officers of EpiCept Corporation and its subsidiaries and affiliates (together, “EpiCept” or the “Company”) identified below.
The Company has also adopted a Code of Business Conduct and Ethics (the “Business Conduct Code”) that applies to directors, officers and employees of the Company. The CEO, CFO and other senior officers of EpiCept Corporation that are subject to this Code of Ethics are also subject to the Business Conduct Code. In adopting both this Code of Ethics and the Business Conduct Code, the Company has recognized the vital importance to the Company of conducting its business subject to the highest ethical standards and in full compliance with all applicable laws and, even where not required by law, with the utmost integrity and honesty.
Persons Covered by this Code of Ethics
This Code of Ethics is applicable to each officer of the Company or its affiliates having any or all of the following responsibilities and/or authority, regardless of formal title: the president, the chief executive officer, the chief financial officer, the chief accounting officer, the controller, the treasurer, the chief tax officer, the chief legal officer, any chief of internal audit, any assistant general counsel responsible for finance matters, any assistant controller and any regional or business unit financial officer (each, a “Covered Officer”). This Code of Ethics applies to a Covered Officer irrespective of the affiliated company or other entity that employs such Covered Officer. All references herein to dealings with, or actions of or transactions with, the Company refer also to dealings with, or actions of or transactions with, any Company subsidiary or affiliate and any other entity in which the Company has a substantial investment.
General Principles
In all of their dealings on behalf of, or with, the Company, each Covered Officer must:
•	Engage in and promote honest and ethical conduct, including by avoiding actual or potential conflicts of interest between personal and business or professional relationships;

•	Act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing his or her independent judgment to be subordinated to the judgment of others;

•	Produce full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC, and in other public communications;

•	Comply with all applicable governmental laws, rules and regulations (including, but not limited to, those relating to disclosure of the business activities and/or performance of the Company);

•	Promptly report violations of this Code of Ethics, or of the Business Conduct Code, by designated senior management, to the appropriate persons;

•	Protect the confidentiality of non-public information about the Company and its customers or suppliers or other business partners/co-venturers, and prevent the unauthorized disclosure of such information unless required by law;

•	Ensure the responsible use of, and control over, all Company assets and resources entrusted to his or her care; and

•	Assume accountability for compliance with, and the interpretation and enforcement of, this Code of Ethics.
Implementing Policies and Procedures
In furtherance of the general principles stated above, each Covered Officer must adhere to the following set of implementing policies and procedures:
1.	Avoidance and Handling of Conflict of Interest Situations.
Each Covered Officer is expected to avoid whenever practicable situations where his or her personal interest may conflict with, or be reasonably perceived to conflict with, the best interests of the Company and, where it is not possible to avoid an actual or apparent conflict of interest, to act in a manner expected to protect and advance the Company’s sole best interest. Accordingly, a Covered Officer:

•	is not permitted to compete, either directly or indirectly, with or against the Company;

•	is not permitted to receive compensation in connection with services performed relating to any transaction entered into by the Company, other than compensation received in the ordinary course of the Covered Officer’s employment by the Company;

•	should avoid making any personal investment, acquiring any personal financial interest or entering into any association that interferes, might interfere, or might reasonably be thought to interfere, with his or her independent exercise of judgment on behalf of the Company and in its best interests; and

•	take or otherwise appropriate for his or her personal benefit, or for the benefit of any other person or enterprise, any opportunity or potential opportunity that arises or may arise in any line of business in which the Company or any Company subsidiary or affiliate engages or is considering engaging without first notifying and obtaining the written approval of the Company’s Chief Executive Officer or Chief Financial Officer or his/her designee.
•	To protect and advance the interests of the Company in any situation where the interests of the Company and the interests of a Covered Officer may conflict or be perceived to conflict, it will generally be necessary for the Covered Officer to cease to be involved in dealing with the situation on behalf of the Company and for another director, officer or employee of the Company to act on the matter on behalf of the Company, for example in the negotiation of a transaction on behalf of the Company.

•	There is no “bright-line” test for, or comprehensive definition of what constitutes, a conflict of interest, although the minimum standard is compliance with all applicable laws, this Code of Ethics, and the Code of Business Conduct and Ethics. Accordingly, while not every situation that may give rise to a conflict of interest can be enumerated either in this Code of Ethics or the Code of Business Conduct and Ethics, a Covered Officer must treat as a conflict of interest any situation in which that person, or any person with whom he or she has a personal relationship, including but not limited to a family member, in-law, business associate, or a person living in such Covered Officer’s personal residence:
•	solicits or accepts, directly or indirectly, from customers, suppliers or others dealing with the Company any kind of gift or other personal, unearned benefit as a result of his or her position with the Company (other than non-monetary items of nominal intrinsic value);

•	has any financial interest in any competitor, customer, supplier or other party dealing with the Company (other than ownership of publicly traded securities of such a company having in the aggregate a value of no more than $500.00);

•	has a consulting, managerial or employment relationship in any capacity with a competitor, customer, supplier or other party dealing with the Company, including the provision of voluntary services; or

•	acquires, directly or indirectly, real property, leaseholds, patents or other property or rights in which the Company has, or the Covered Officer knows or has reason to believe at the time of acquisition that the Company is likely to have, an interest.
2.	Full, Fair and Timely Disclosure; Adequacy of Disclosure Controls and Procedures and Internal Control Over Financial Reporting.
The Covered Officers are responsible under the federal securities laws and this Code of Ethics for assuring accurate, full, fair, timely and understandable disclosure in all of the Company’s public communications, including but not limited to any report or other document filed with or submitted to the SEC or other governmental agency or entity, or in a press release, investor conference or any other medium in which a Covered Officer purports to communicate on behalf of the Company. Accordingly, it is the responsibility of each of the Covered Officers promptly to bring to the attention of the Chairman of the Audit Committee any credible information of which he or she becomes aware that would place in doubt the accuracy and completeness in any material respect of any disclosures of which he or she is aware that have been made, or are to be made, directly or indirectly by the Company in any public SEC filing or submission or any other formal or informal public communication, whether oral or written (including but not limited to a press release).
In addition, each Covered Officer is responsible for promptly bringing to the attention of the Chairman of the Audit Committee and the Chief Financial Officer of the Company any credible information of which he or she becomes aware that indicates any deficiency in the Company’s internal control over financial reporting within the meaning of Section 404 of the Sarbanes-Oxley Act and the SEC’s implementing rules, and/or the Company’s disclosure controls and procedures for preparing SEC reports or other public communication as mandated by Section 302 of the Sarbanes-Oxley Act and the SEC’s implementing rules, even if a materially inaccurate or incomplete disclosure by or on behalf of the Company has not resulted or is not expected imminently to result from such deficiency.
Each Covered Officer is reminded, moreover, that the Company is required by law and its Business Conduct Code to keep books and records that accurately and fairly reflect its business operations, its acquisition and disposition of assets and its incurrence of liabilities, as part of a system of internal accounting controls that will ensure the reliability and adequacy of these books and records and that will ensure that access to Company assets is granted only as permitted by Company policies.
3.	Compliance with the Code of Ethics; Violations of Law.
Each Covered Officer will promptly bring to the attention of the Chairman of the Audit Committee (or such other person as may be designated by the Board of Directors of the Company (the “Board”) from time to time) any credible information he or she may receive or become aware of indicating:

•	that any violation by a Covered Officer of this Code of Ethics either has occurred, may be occurring, or is imminent;

•	that any violation of the U.S. federal securities laws or any rule or regulation thereunder by a Covered Officer has occurred, may be occurring, or is imminent; or

•	that any violation by a Covered Officer of any other law, rule or regulation applicable to the Company has occurred, is occurring or is imminent.

In reporting violations under this section, Covered Officers may elect to utilize the confidential or anonymous complaint procedures for contacting directly the Audit Committee and/or its Chairman set forth in the Company’s Procedures for Addressing Complaints About Accounting Matters (the “Whistleblower Complaint Procedures”).

Unless otherwise directed by the Audit Committee or the full board, the Chairman of the Audit Committee will have responsibility for investigating and responding to violations reported under this section, which will be treated as Accounting Complaints under the Audit Committee Procedures for Addressing Complaints About Accounting Matters (“Complaint Procedures”). Among other things, the provisions of Section C of the Complaint Procedures relating to the protection of persons making Accounting Complaints will apply to violations reported under this section. The Chairman of the Audit Committee will ensure that the Audit Committee is also promptly informed of all violations reported under this section that are considered credible and meritorious.

A completed certificate attesting to compliance with this Code of Ethics will be obtained from all Covered Officers by the Chief Financial Officer promptly after the approval of this Code of Ethics by the Audit Committee or an individual becoming a Covered Officer, as pertinent, and, thereafter on an annual basis. The Chief Financial Officer will make all such certificates available to the Audit Committee or full Board, upon request.
4.	Independent Auditors.
Covered Officers are prohibited from directly or indirectly taking any action to fraudulently influence, coerce, manipulate or mislead the Company’s independent public auditors for the purpose of rendering the financial statements of the Company misleading.
5.	Amendments to and Waivers of the Code of Ethics.
Where an amendment to or waiver of this Code of Ethics may be necessary or appropriate with respect to a Covered Officer, such person shall submit a request for approval to the Board. Only the Board, or a duly authorized committee of the Board, may grant waivers from compliance with this Code of Ethics or make amendments to this Code of Ethics. All waivers, including implicit waivers and the reasons for the waiver, and amendments will be publicly disclosed as required by applicable SEC regulations and the requirements of the Nasdaq Stock Market, Inc., and no waiver, implicit waiver or amendment of this Code of Ethics will become effective until such public disclosure is made. For this purpose, a “waiver” means the approval by the Board of a material departure from a provision of this Code of Ethics and an “implicit waiver” means the failure of the Board to take action within a reasonable period of time regarding a material departure from a provision of this Code of Ethics after any executive officer of the Company has become aware of such material departure.

If the Board, or a duly authorized committee of the Board, decides to grant a waiver from this Code of Ethics, it will ensure that, if the circumstances warrant, the waiver is accompanied by appropriate controls designed to protect the Company from the risks of the transaction with respect to which the waiver is granted. The Audit Committee will be advised of the waiver for the purposes of ensuring prompt disclosure of the waiver and modification (if required) of the Company’s disclosure controls or procedures in light of the waiver.

6.	Sanctions for Violations.
In the event of a violation of this Code of Ethics by a Covered Officer, the Board or the Audit Committee, as appropriate, will determine the appropriate actions to be taken after considering all relevant facts and circumstances. Such actions will be reasonably designed to:

•	deter future violations of this Code of Ethics or other wrongdoing; and

•	promote accountability for adherence to the policies of this Code of Ethics and other applicable policies.

In determining the appropriate sanction in a particular case, the Board, the Audit Committee or the Company’s management, as appropriate, may consider the following matters:

•	the nature and severity of the violation;

•	whether the violation was a single occurrence or repeated occurrences;

•	whether the violation appears to have been intentional or inadvertent;

•	whether the individual(s) involved had been advised prior to the violation as to the proper course of action; and

•	whether or not the individual in question had committed other violations in the past.

Covered Officers are reminded that violations of this Code of Ethics may also constitute violations of law that may result in civil or criminal penalties for the Covered Officers and/or the Company.

VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time EPICEPT CORPORATION the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the C/O PROXY SERVICES instructions to obtain your records and to create an electronic P.O. BOX 9141 voting instruction form. FAMINGDALE, NY 11735 ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by EpiCept Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to EpiCept Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: EPICE1 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. EPICEPT CORPORATION THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1 AND 2. Vote on Directors For Withhold For All To withhold authority to vote, mark “For All Except” All All Except and write the nominee’s number on the line below. 1. To elect as Directors of EpiCept Corporation the nominees listed below. 01) Gert Caspritz 02) Guy C. Jackson 0 0 0 03) Wayne P. Yetter For Against Abstain Vote on Proposals 2. Ratification of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for the year ending December 31, 2006. 0 0 0 3. In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

EpiCept Corporation THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS MAY 26, 2006
The stockholder(s) hereby appoint(s) John V. Talley and Robert W. Cook, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all the shares of Common Stock of EpiCept Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m. (Eastern Daylight Time) on May 26, 2006, at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153, and any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE.